UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on which Registered)
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On November 8, 2021, Viasat, Inc., a Delaware corporation (“Viasat”), entered into a Share Purchase Agreement (the “Purchase Agreement”) to combine with Connect Topco Limited, a private company limited by shares and incorporated in Guernsey (“Inmarsat”), with the shareholders of Inmarsat (the “Investor Sellers”) and management and employees who hold options and shares of a wholly owned subsidiary of Inmarsat (the “Management Sellers,” and together with the Investor Sellers, the “Sellers”), whose options and shares will be exchanged for shares of Inmarsat prior to closing (the “Management Roll-Up”). Pursuant to the Purchase Agreement, the Sellers will sell, and Viasat will purchase, one hundred percent (100%) of the issued and outstanding shares of Inmarsat upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Transaction”). The board of directors of Viasat (the “Viasat Board”) has unanimously approved the Purchase Agreement and the Transaction.

Transaction Structure

On the terms and conditions contained in the Purchase Agreement, the Sellers will sell to Viasat, and Viasat will purchase, at the consummation of the Transaction (the “Closing”) all of the issued and outstanding ordinary shares of Inmarsat (the “Inmarsat Shares”), free and clear of all encumbrances. The total consideration for the purchase of the Inmarsat Shares consists of (i) cash consideration equal to $850.0 million (the “Base Cash Consideration”), subject to adjustments, and (ii) approximately 46.36 million unregistered shares of common stock, par value $0.0001 per share, of Viasat (the “Consideration Shares”), valued at $3.1 billion, based on the closing price of $67.00 per share of Viasat’s common stock on November 5, 2021. The Base Cash Consideration is subject to certain adjustments, including for dividends, distributions, certain payments to or other transactions with the Sellers and their affiliates, Seller transaction costs, retention bonuses, transaction bonuses, certain taxes and similar items, as set forth in the Purchase Agreement.

Conditions to the Transaction

The completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including: (i) the receipt of certain regulatory approvals and clearances; (ii) the approval by Viasat stockholders of the issuance of the Consideration Shares by the affirmative vote of a majority of the votes cast and the approval of an amendment to Viasat’s certificate of incorporation to increase the number of shares of common stock authorized for issuance by the affirmative vote of a majority of the outstanding shares of Viasat’s common stock entitled to vote thereon, in each case at a duly called and held meeting of Viasat stockholders (the “Stockholder Approval”); and (iii) the completion of the Management Roll-Up.

Non-Solicitation

From the date of the Purchase Agreement, Viasat has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals or to enter into discussions concerning, or provide non-public information in connection with, any alternative acquisition proposals. Additionally, the Viasat Board is required to recommend the issuance of the Consideration Shares and the amendment of the Viasat certificate of incorporation as contemplated by the Purchase Agreement to its stockholders, subject to certain exceptions. Prior to the Stockholder Approval, the Viasat Board may change its recommendation in response to an unsolicited proposal for an alternative transaction, if the Viasat Board determines in good faith after consultation with its financial advisor and outside legal counsel that the proposal constitutes a “Purchaser Superior Proposal” (as defined in the Purchase Agreement), and that failure to take such action would reasonably be expected to be inconsistent with their fiduciary duties under applicable law, subject to complying with certain procedures set forth in the Purchase Agreement. Prior to the Stockholder Approval, the Viasat Board may also change its recommendation if a “Purchaser Intervening Event” (as defined in the Purchase Agreement) occurs, and the Viasat Board determines in good faith after consultation with its financial advisor and outside legal counsel that failure to take such action would reasonably expected to be inconsistent with their fiduciary duties under applicable law, subject to complying with certain procedures set forth in the Purchase Agreement.

Other Terms of the Purchase Agreement

The Purchase Agreement contains customary warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary pre-closing covenants and agreements relating to, among other matters: (i) the conduct of each of Viasat’s and Inmarsat’s business between the date of the signing of the Purchase Agreement and the completion of the Transaction and (ii) the efforts of the parties to cause the Transaction to be completed, including actions which may be necessary to obtain the required regulatory consents and approvals for the Transaction.

The Purchase Agreement contains certain customary termination rights for Viasat and the Investor Sellers, including, among others, (i) the right of either Viasat or the Investor Sellers to terminate if the Transaction is not consummated by the date that is 18 months after the date of the Purchase Agreement (the “Long Stop Date”), (ii) the right of the Investor Sellers to terminate if the Viasat Board makes a Purchaser Change of Recommendation (as defined in the Purchase Agreement), (iii) the right of the Investor Sellers to terminate if Viasat has not held a meeting of its stockholders by the Long Stop Date or the date on which all regulatory conditions have been satisfied, (iv) the right of the Investor Sellers to terminate if Viasat materially breaches any of its non-solicit obligations with respect to alternative transactions, and (v) the right of Viasat or the Investor Sellers to terminate if the Stockholder Approval is not obtained at Viasat’s stockholder meeting.

The Purchase Agreement provides that if the Investor Sellers terminate the Purchase Agreement due to a Purchaser Change in Recommendation, or Viasat not having held a meeting of its stockholders to approve the Stockholder Approval by the Long Stop Date (or the date on which all regulatory conditions have been satisfied) or a material breach by Viasat of its non-solicit obligations with respect to alternative transactions, or either party terminates the Purchase Agreement due to a failure to obtain Stockholder Approval at such time as the Investor Sellers could terminate due to a Purchaser Change in Recommendation, then, in each case, a termination fee of $150 million will be payable by Viasat to the Sellers or Inmarsat in cash (the “Termination Fee”). In addition, if either Viasat or the Investor Sellers terminate the Purchase Agreement due to the Transaction having not been consummated by the Long Stop Date where Viasat’s stockholder meeting to obtain the Stockholder Approval has not yet been held, or the Stockholder Approval is not obtained at Viasat’s stockholder meeting and, in either case, a proposal for an alternative transaction is publicly disclosed or announced and not publicly withdrawn prior to the Viasat stockholder meeting and, prior to the first anniversary of such termination, Viasat consummates an alternative transaction or enters into an alternative definitive agreement with respect to a proposal for an alternative transaction, Viasat will be required to pay the Sellers the Termination Fee (less any amount previously paid for expenses to the Sellers or Inmarsat). Additionally, a termination fee of $200 million will be payable by Viasat if either Viasat or the Investor Sellers terminate the Purchase Agreement due to the Transaction not being completed by the Long Stop Date and at the time of termination regulatory conditions are not satisfied. If either Viasat or the Investor Sellers terminate the Purchase Agreement due to failure to obtain the Stockholder Approval and the Sellers are not otherwise entitled to receive the Termination Fee, Viasat will be required to reimburse all out-of-pocket expenses reasonably incurred by the Sellers and/or Inmarsat up to $25 million if such termination occurs within nine months after the date of the Purchase Agreement, or up to $40 million if such termination occurs thereafter.

The Consideration Shares will be issued in reliance on the exemptions from registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D thereunder. At the Closing, Viasat and the Investor Sellers will enter into a Registration Rights Agreement pursuant to which, among other things and subject to certain restrictions, Viasat will be required to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 registering for resale the Consideration Shares issued to the Investor Sellers in the Transaction, to conduct certain underwritten offerings upon the request of holders of Registrable Securities (as defined therein), and to provide holders of Registrable Securities with certain customary piggyback registration rights.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement and is qualified in its entirety by the terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about Viasat, Inmarsat or their respective subsidiaries and affiliates. The Purchase Agreement contains warranties by each of the parties to the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specified dates. The warranties and covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Viasat, Inmarsat or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Viasat’s public disclosures.

Financing of the Transaction

Viasat has obtained financing commitments for $2.3 billion of new debt facilities in connection with the Transaction (which may be secured and/or unsecured), a portion of which is to be raised between the signing and closing of the Transaction to fund Viasat’s standalone growth expenditures. Viasat also plans to assume $2.1 billion in principal amount of Inmarsat senior secured bonds and $1.7 billion outstanding under Inmarsat’s $2.4 billion senior secured credit facilities. Viasat has also obtained commitments of $3.2 billion to backstop certain amendments required under Viasat’s $700 million revolving credit facility, $88.4 million outstanding under Viasat’s Ex-Im credit facility, and Inmarsat’s $2.4 billion senior secured credit facilities.

Voting Agreements

Simultaneously with the execution and delivery of the Purchase Agreement, Baupost Group Securities, L.L.C. (“Baupost”) and each of the executive officers and directors of Viasat, in their respective capacities as stockholders of Viasat (together with certain of their respective affiliates), have entered into Voting and Support Agreements with the Investor Sellers and Viasat (the “Voting Agreements”), pursuant to which Baupost and such individuals have agreed, among other things, to vote their respective shares of Viasat common stock (i) in favor of the Stockholder Approval, (ii) in favor of any proposal to adjourn or postpone Viasat’s stockholder meeting if there are insufficient proxies to approve such matters, (iii) against any alternative acquisition proposal, (iv) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any material respect of any covenant or warranty of Viasat under the Purchase Agreement or of such stockholder under the Voting Agreement, and (v) against any other action, agreement or transaction that would reasonably be expected to impede, interfere with, delay, postpone, adversely affect or prevent the Transaction or the other transactions contemplated by the Purchase Agreement.

The persons and entities that signed the Voting Agreements currently beneficially own an aggregate of approximately 28% of the outstanding shares of common stock of Viasat.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement with Baupost, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the form of Voting Agreement with each of the executive officers and directors of Viasat, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholders Agreement

Simultaneously with the execution and delivery of the Purchase Agreement, Viasat and the Investor Sellers entered into a Stockholders Agreement (the “Stockholders Agreement”), which will become effective at the Closing.

Under the Stockholders Agreement, the Investor Sellers will have the right to designate (i) two individuals for nomination to the Viasat Board so long as the Investor Sellers collectively beneficially own at least 25% of the total outstanding shares of common stock of Viasat and (ii) one individual for nomination to the Viasat Board so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of common stock of Viasat. Under the Stockholders Agreement, so long as the Investor Sellers collectively beneficially own at least 15% of the total outstanding shares of common stock of Viasat, the Investor Sellers agree to vote their Consideration Shares, subject to certain exceptions relating to significant corporate transactions, in accordance with the recommendations of the Viasat Board. In addition, the Stockholders Agreement will impose certain transfer restrictions with respect to the Consideration Shares issued to the Investor Sellers, including a prohibition on transfer during an initial 180-day lock-up period and on transfers to Viasat competitors and certain other parties for so long as the Investor Sellers collectively beneficially own at least 10% of the total outstanding shares of common stock, as well as customary standstill limitations.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 is hereby incorporated herein by reference. Viasat relied upon warranties of and information provided by the Sellers in support of the satisfaction of the conditions contained in Section 4(a)(2) of the Securities Act or Regulation D under the Securities Act.

Item 8.01.	Other Events.

On November 8, 2021, Viasat and Inmarsat issued a joint press release captioned “Viasat and Inmarsat to Combine, Creating a New Leading Global Communications Innovator.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 8, 2021, Viasat provided supplemental information regarding the Transaction in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information About the Transaction and Where to Find It

This communication is being made in respect of the proposed business combination transaction between Viasat and Inmarsat pursuant to the terms of that certain Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat and the shareholders of Inmarsat. Viasat intends to file with the SEC a proxy statement and other relevant documents in respect of a stockholder meeting to obtain stockholder approval in connection with the Transaction. The definitive proxy statement will be sent or given to the stockholders of Viasat and will contain important information about the Transaction and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VIASAT, INMARSAT AND THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of these materials (when available) and other documents filed by Viasat with the SEC through the website maintained by the SEC at www.sec.gov. In addition, free copies of these materials will be made available free of charge through Viasat’s website at https://www.Viasat.com.

Participants in the Solicitation

Viasat and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Viasat in connection with the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Viasat’s stockholders in connection with the Transaction will be set forth in Viasat’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Transaction will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the Transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements regarding future events that are subject to the safe harbors created under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on current expectations, estimates, forecasts and projections about the industries in which Viasat and Inmarsat operate and the beliefs and assumptions of their respective management. The parties use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. Forward looking statements include, among others, statements that refer to the benefits of and realization of synergies from the Transaction, including expected resulting enhancements to the combined company’s systems, products and services and the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Viasat, Inmarsat or the combined company; integration activities; the anticipated value of the combined business to Viasat and stakeholders; the expected performance of Viasat’s and Inmarsat’s technologies; expected impact of the Transaction on Viasat’s results of operations and financial condition; anticipated growth and trends in the business or key markets; the closing of the Transaction, including the need for stockholder approval and the satisfaction of regulatory and other closing conditions; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks and uncertainties related to the Transaction, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances; the risk that any such approval may result in the imposition of conditions that could adversely affect Viasat, the combined company or the expected benefits of the Transaction; the failure to satisfy any of the closing conditions to the Transaction on a timely basis or at all; any adverse impact on the business of Viasat or Inmarsat as a result of uncertainty surrounding the Transaction; the nature, cost and outcome of any legal proceedings related to the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for the Transaction, including in circumstances requiring Viasat to pay a termination fee; the risk that Viasat’s stock price may decline significantly if the Transaction is not consummated; the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the Transaction; risks that the Transaction disrupts current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Transaction on the ability of Viasat to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees; the ability to realize anticipated benefits and synergies of the Transaction, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of the combined company’s business; changes in the global business environment and economic conditions; the availability and cost of credit; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; Viasat’s or the combined company’s ability to successfully develop, introduce and sell new technologies, products and services; changes in relationships with key customers, suppliers, distributors, resellers and others as a result of the Transaction or otherwise; Viasat’s and Inmarsat’s reliance on a limited number of third parties to manufacture and supply their respective products; the risk of litigation or regulatory actions to Viasat and/or Inmarsat; inability to retain key personnel; the impact of the COVID-19 pandemic on Viasat’s or Inmarsat’s business, suppliers, consumers, customers, and employees or the overall economy; Viasat’s and the combined company’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and such reports that are subsequently filed with the SEC, including the definitive proxy statement to be filed with the SEC in connection with the Transaction. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
2.1*	Share Purchase Agreement, dated as of November 8, 2021, by and among Viasat, Inc. and the shareholders of Connect Topco Limited party thereto
10.1	Voting and Support Agreement, dated as of November 8, 2021, by and among Viasat, Inc., Baupost Group Securities, L.L.C. and the shareholders of Connect Topco Limited party thereto
10.2	Form of Voting and Support Agreement (executive officers and directors)
10.3*	Stockholders Agreement, dated as of November 8, 2021, by and among Viasat, Inc. and the shareholders of Connect Topco Limited party thereto
99.1	Joint Press Release, dated November 8, 2021, issued by Viasat, Inc. and Inmarsat
99.2	Investor Presentation, dated November 8, 2021
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*

Certain schedules to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2) or 601(a)(5) (as applicable). Viasat agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that Viasat may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: November 8, 2021	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel